EXHIBIT 107

Calculation of Filing Fee Table

F-1

(Form Type)

TC BioPharm (Holdings) plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Share(1)	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, £0.01 par value per share(2)	457	(o)	8,000,000	(3)	$1.15	$9,200,000	.0000927	$852.84

Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$9,200,000		$852.84
	Total Fees Previously Paid									-
	Total Fee Offsets									-
	Net Fee Due									$852.84

(1)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act. Includes the offering price of ordinary shares represented by American Depositary Shares, or ADSs, that the Underwriters have the option to purchase to cover over-allotments, if any.

(2)	These ordinary shares are represented by ADSs, each of which represents one ordinary share of the registrant. ADSs issuable upon deposit of the ordinary shares registered hereby are being registered pursuant to a separate registration statement on Form F-6 (File No. 333-262149). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), the securities being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar anti-dilutive transactions.

(3)	Includes 1,043,478 additional ADSs that the underwriters have the option to purchase to cover over-allotments, if any.